SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2007

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 2.02   Results of Operations and Financial Condition.

On January 23, 2007, LCNB Corp. issued an earnings release announcing its financial results for the year ended December 31, 2006.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 2.02.

 Item 8.01. Other Events.

On January 23, 2007, LCNB Corp. issued an earnings release announcing its financial results for the year ended December 31, 2006.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press release dated January 23, 2006

99.2

Unaudited Financial Highlights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: January 23, 2007	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer

Exhibit 99.1

Press Release

January 23, 2007

LCNB CORP. REPORTS FINANCIAL RESULTS FOR

THE YEAR ENDED DECEMBER 31, 2006

LCNB Corp. today announced its financial results for the year ended December 31, 2006.  These results included growth in total loans of $30.6 million, from $359.8 million at December 31, 2005 to $390.4 million at December 31, 2006.  The loan growth was primarily due to growth in the commercial loan portfolio and secondarily to growth in the residential real estate mortgage loan portfolio.

The loan growth was funded primarily through a $14.3 million increase in short-term borrowings and a $22.2 million decrease in investment securities.

Assets under management include LCNB’s total assets, the trust and brokerage businesses, mortgage loans serviced for others, and business cash management accounts.  Total assets under management grew $25.7 million, from $844.6 million at December 31, 2005 to $870.3 million at December 31, 2006.  In addition to an $8.7 million increase in LCNB’s total assets, trust assets grew by $5.2 million and assets managed in brokerage accounts grew by $14.6 million.  Brokerage accounts are offered through a partnership with UVEST Financial Services, Inc.

Net income for the year ended December 31, 2006 was $6,514,000 or $2.01 diluted earnings per share, compared to $6,705,000, or $2.03 diluted earnings per share, for 2005.  Return on average assets for 2006 and 2005 was 1.19% and 1.25%, respectively.  Return on average equity for the 2006 period was 12.48%, compared to 12.80% for the 2005 period.

Net interest income for 2006 was $255,000 less than net interest income for 2005 primarily due to a decrease in the tax equivalent net interest margin from 3.99% at December 31, 2005 to 3.84% at December 31, 2006.  A compressed yield curve, meaning that long-term market rates are not significantly above short-term rates, continued to put pressure on the margin.  Also contributing to the change in net income from 2005 to 2006 was a $595,000 increase in non-interest expense primarily resulting from increased salaries and benefits expense.  Partially offsetting these decreases in net income was a $389,000 increase in non-interest income.  The increase in non-interest income was primarily due to a $262,000 increase in trust and brokerage income and a $231,000 increase in insurance agency income.

 LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with 21 offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.  A 22nd office is under construction in Oakwood, Ohio.  Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.   LCNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Exhibit 99.2

LCNB Corp. and Subsidiaries

Financial Highlights

For the Year Ended December 31,

(Dollars in thousands, except per share amounts)

   %

                                           2006        2005      Change

Condensed Income Statement

Interest income                         $ 30,548      27,602     10.67%

Interest expense                          12,233       9,032     35.44%

  Net interest income                     18,315      18,570     -1.37%

Provision for loan losses                    143         338    -57.69%

  Net interest income after provision     18,172      18,232     -0.33%

Non-interest income                        8,345       7,956      4.89%

Non-interest expense                      17,838      17,243      3.45%

  Income before income taxes               8,679       8,945     -2.97%

Provision for income taxes                 2,165       2,240     -3.35%

  Net income                            $  6,514       6,705     -2.85%

                                        ========     =======

Basic earnings per common share         $   2.01        2.03     -0.99%

                                        ========     =======

Diluted earnings per common share       $   2.01        2.03     -0.99%

                                        ========     =======

Dividends per common share              $   1.20        1.16      3.45%

                                        ========     =======

Average basic shares outstanding       3,242,419   3,304,157

                                       =========   =========

Selected Balance Sheet Items

Investment securities                   $114,474     136,686    -16.25%

Loans                                    390,370     359,801      8.50%

  Less allowance for loan losses           2,050       2,150     -4.65%

  Net loans                              388,320     357,651      8.58%

Total assets                             548,215     539,501      1.62%

Total deposits                           478,615     481,475     -0.59%

Long-term debt                                 -       2,073   -100.00%

Short-term borrowings                     15,370       1,031  1,390.79%

Total shareholders’ equity                50,999      52,022     -1.97%

Book value per share                      $15.99      $15.87      0.76%

Shares outstanding at period end       3,189,818   3,277,208

Selected Financial Ratios

Return on average assets                    1.19%       1.25%    -4.80%

Return on average equity                   12.48%      12.80%    -2.50%

Equity to assets ratio                      9.30%       9.64%    -3.53%

Dividend payout ratio                      59.70%      57.14%     4.48%

Net interest margin (tax equivalent)        3.84%       3.99%    -3.76%

Assets Under Management

LCNB Corp. total assets                 $548,215     539,501      1.62%

Trust and investments (fair value)       201,566     196,386      2.64%

Mortgage loans serviced                   42,431      46,244     -8.25%

Business cash management                  27,262      26,242      3.89%

Brokerage accounts (fair value)           50,816      36,196     40.39%

Total assets managed                    $870,290     844,569      3.05%

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